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                                                                    EXHIBIT 21.1


                       HEADHUNTER.NET, INC. SUBSIDIARIES






NAME OF SUBSIDIARY                                         STATE OF ORGANIZATION

HeadHunters, L.L.C.(1)                                     Delaware

HNET, Inc.                                                 Georgia

Resume Acquisition Corporation                             Delaware


(1) The Registrant directly holds a 55% equity interest in HeadHunters, L.L.C. The remaining 45% equity interest is held by HNET, Inc., a wholly-owned subsidiary of the Registrant.